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                                                                      EXHIBIT 8

                          SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

         THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of this 26th day of June, 2002, by and between NOVAVAX, INC., a Delaware corporation (the "Company"), and KING
PHARMACEUTICALS, INC., a Tennessee corporation ("King").

         WHEREAS, pursuant to a Note Purchase Agreement, dated as of December 19, 2000 (the "December 2000 Note Purchase Agreement"), by and between the Company and King, King purchased from the Company, and the Company sold to King, (i) a 4% Convertible Senior Note of the Company in the aggregate principal amount of $20,000,000 (the "First December 2000 Note") and (ii) a 4% Convertible Senior Note in the aggregate principal amount of $5,000,000 (the "Second December 2000 Note" and together with the First December 2000 Note, the "December 2000 Notes");

         WHEREAS, pursuant to the September 2001 Note Purchase Agreement, dated as of September 7, 2001 (the "September 2001 Note Purchase Agreement"), by and between the Company and King, King purchased from the Company, and the Company sold to King, a 4% Convertible Senior Note of the Company in the aggregate principal amount of $5,000,000 (the "September 2001 Note");

         WHEREAS, pursuant to the June 2002 Note Purchase Agreement, dated as of June 26, 2002 (the "June 2002 Note Purchase Agreement"), by and between the Company and King, King has agreed, subject to the satisfaction of certain conditions described therein, to purchase from the Company, and the Company has agreed, subject to the satisfaction of certain conditions described therein, to sell to King, a 4% Convertible Senior Note of the Company in the aggregate principal amount of $10,000,000 (the "June 2002 Note");

         WHEREAS, each of the December 2000 Note Purchase Agreement, the September 2001 Note Purchase Agreement and the June 2002 Note Purchase Agreement contemplates that the Company will grant shelf and piggyback registration rights with respect to the shares of Common Stock (as defined hereafter) issued or issuable by the Company upon the conversion of, and as interest payments on the Notes issued pursuant to such agreements;

         WHEREAS, the Company and King entered into a certain Amended and Restated Registration Rights Agreement dated as of September 7, 2001 (the "Amended and Restated Registration Rights Agreement") pursuant to which the Company granted certain registration rights to King; and


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         WHEREAS, the Company and King have agreed to amend and restate the
Amended and Restated Registration Rights Agreement as a condition to the closing of the June 2002 Note Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amended and Restated Registration Rights Agreement is hereby amended and restated as follows:

1.       Definitions.

         The following terms as used herein shall have the following meanings:

                  "Amended and Restated Registration Rights Agreement" has the meaning specified in the recitals to this Agreement.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Maryland are authorized or obligated by law to close.

                  "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company and any other securities issued or issuable upon the conversion of, or as interest payments on, the Notes pursuant to the terms thereof.

                  "December 2000 Notes" has the meaning specified in the

recitals to this Agreement.

                  "December 2000 Note Purchase Agreement" has the meaning specified in the recitals to this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

                  "First December 2000 Note" has the meaning specified in the recitals to this Agreement.

                  "First Note Closing Date" means December 19, 2000.


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                  "Holder" or "Holders" shall mean King and the other
beneficial owners from time to time of Registrable Securities, but in each case only so long as each such Person continues to hold any Registrable Securities.

                  "Initial Shelf Registrable Securities" means the shares of Common Stock issued or issuable upon the conversion of the Notes and any additional shares of Common Stock received by the Holders with respect to such shares pursuant to a subsequent stock split, stock dividend or other recapitalization of the Company.

                  "Initial Shelf Registration Statement" means a Shelf Registration Statement relating to the Initial Shelf Registrable Securities.

                  "Initiating Holder" has the meaning specified in Section
3.3(a).

                  "June 2002 Note" has the meaning specified in the recitals to this Agreement.

                  "June 2002 Note Purchase Agreement" has the meaning specified in the recitals to this Agreement.

                  "Maryland Process Agent" has the meaning specified in Section 7.11(c).

                  "Notes" mean the December 2000 Notes, the September 2001 Note and the June 2002 Note.

                  "Person" means any individual, corporation, partnership, limited liability company or partnership, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

                  "Piggyback Registration Statement" means a registration statement of the Company filed pursuant to Section 3.3 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Plan of Distribution" has the meaning specified in Section 3.1(d).

                  "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by a Registration Statement and by all other amendments and supplements to the prospectus, including pre-effective amendments and post-effective amendments to a Registration Statement and all material incorporated by reference in such prospectus.


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

                  "Registered Securities" means the securities covered by a Registration Statement.

                  "Registrable Securities" means the Initial Shelf Registrable Securities and the Top-up Shelf Registrable Securities. For purposes of this Agreement, the shares of Common Stock constituting Initial Shelf Registrable Securities or Top-up Shelf Registrable Securities shall cease to be Registrable Securities when (a) a registration statement covering such shares of Common Stock has been declared effective under the Securities Act and such shares of Common Stock have been sold or disposed of pursuant to such effective registration statement or (b) such shares of Common Stock have been distributed to the public pursuant to Rule 144 under the Securities Act.

                  "Registration Statement" means a Shelf Registration Statement or a Piggyback Registration Statement, as the case may be.

                  "Requesting Holder" has the meaning specified in Section
3.3(a).

                  "Second December 2000 Note" has the meaning specified in the recitals to this Agreement.

                  "Second Note Closing Date" means September 7, 2001.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

                   "September 2001 Note" has the meaning specified in the recitals to this Agreement.

                  "September 2001 Note Purchase Agreement" has the meaning specified in the recitals to this Agreement.

                  "Shelf Registration" means the registration of Registrable

Securities effected pursuant to Section 3.1 or Section 3.2.

                  "Shelf Registration Effective Date" means, with respect to any Shelf Registration Statement, the date on which such Shelf Registration Statement is declared effective by the Commission.


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                  "Shelf Registration Period" means, with respect to any Shelf
Registration Statement, the shorter of (a) the period from and including the Shelf Registration Effective Date to and including the Shelf Registration Termination Date or (b) the period from and including the Shelf Registration Effective Date to and including the date on which all of the Holders of the Registrable Securities covered by such Shelf Registration Statement shall have disposed of such Registrable Securities.

                  "Shelf Registration Statement" means a shelf registration statement of the Company filed pursuant to the provisions of Section 3.1 or
Section 3.2 which covers the Registrable Securities on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. "Shelf Registration Statement" shall include the Initial Shelf Registration Statement and each Top-up Shelf Registration Statement.

                  "Shelf Registration Termination Date" means, with respect to any Shelf Registration Statement, the date on which all of the Registrable Securities covered by such Shelf Registration Statement may be sold by the respective Holders thereof pursuant to Rule 144(k) under the Securities Act.

                  "Tennessee Process Agent" has the meaning specified in
Section 7.11(b).

                  "Third Note Closing Date" means the issue date of the June 2002 Note sold under the June 2002 Note Purchase Agreement.

                  "Top-up Shelf Registrable Securities" means the shares of Common Stock issued or issuable as interest payments on the Notes and any additional shares of Common Stock received by the Holders with respect to such shares pursuant to a subsequent stock split, stock dividend or other recapitalization of the Company.

                  "Top-up Shelf Registration Statement" means a Shelf Registration Statement relating to Top-up Shelf Registrable Securities.

2.       Effectiveness of Agreement.

         This Agreement shall become effective on the date hereof.


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3.       Registrations.

         3.1      Initial Shelf Registration Statements.

                  (a) The Company shall file an Initial Shelf Registration Statement with the Commission not later than ten (10) Business Days following the First Note Closing Date, and shall use its best efforts to cause such Initial Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter and in any event within one hundred eighty (180) calendar days following the First Note Closing Date. The failure to have such Initial Shelf Registration Statement declared effective by the Commission within such one hundred eighty (180) calendar day period shall constitute an Event of Default under the Notes. Such Initial Shelf Registration Statement shall register the offering of Initial Shelf Registrable Securities issued or issuable upon conversion of the First December 2000 Note. The Company shall promptly notify the Holders of the date and time of declaration of effectiveness of such Initial Shelf Registration Statement.

                  (b) The Company shall file an Initial Shelf Registration Statement with the Commission not later than ten (10) Business Days following the Second Note Closing Date, and shall use its best efforts to cause such Initial Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter and in any event within one hundred eighty (180) days following the Second Note Closing Date. The failure to have such Initial Shelf Registration Statement declared effective by the Commission within such one hundred eighty (180) calendar day period shall constitute an Event of Default under the Notes. Such Initial Shelf Registration Statement shall register the offering of Initial Shelf Registrable Securities issued or issuable upon conversion of the Second December 2000 Note and the September 2001 Note. The Company shall promptly notify the Holders of the date and time of declaration of effectiveness of such Initial Shelf Registration Statement.

                  (c) The Company shall file an Initial Shelf Registration Statement with the Commission not later than ten (10) Business Days following the Third Note Closing Date, and shall use its best efforts to cause such Initial Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter and in any event within one hundred eighty (180) days following the Third Note Closing Date. The failure to have such Initial Shelf Registration Statement declared effective by the Commission within such one hundred eighty (180) calendar day period shall constitute an Event of Default under the Notes. Such Initial Shelf Registration Statement shall register (i) the offering of Initial Shelf Registrable Securities issued or issuable upon conversion of the June 2002 Note and (ii) the offering of the shares of Common Stock issued to King as interest payments on the December 2000 Notes in December 2001. The Company shall promptly notify the Holders


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of the date and time of declaration of effectiveness of such Initial Shelf
Registration Statement.

                  (d) Each Initial Shelf Registration Statement shall cover the offer and sale of the Initial Shelf Registrable Securities in accordance with the methods of distribution included in the plan of distribution substantially in the form attached to this Agreement as Exhibit A (the "Plan of Distribution"). The Plan of Distribution shall be included in each Initial Shelf Registration Statement and shall not be modified without the written consent of the holder of a majority of the Registrable Securities.

         3.2      Top-up Shelf Registration Statements.

                  (a) At any time following the issuance of Common Stock as interest payments on the Notes, the holders of a majority in principal amount of the Notes then outstanding may request the Company in writing to file a Top-up Shelf Registration Statement with the Commission registering the offering of some or all Top-up Shelf Registrable Securities which the Company has not previously registered. The Company shall file such Top-up Shelf Registration Statement with the Commission not later than twenty (20) Business Days following its receipt of such request and shall use its best efforts to cause such Top-up Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Within five (5) Business Days following receipt of such request, the Company shall give written notice to each Holder of unregistered Top-up Shelf Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such Top-up Shelf Registration Statement and advising such Holder of its right to have any or all of the unregistered Top-up Shelf Registrable Securities then held by such Holder included among the securities to be covered thereby. At the written request of any such Holder given to the Company within ten (10) Business Days after such Holder's receipt of written notice from the Company, the Company shall include among the securities covered by such registration statement the number of Top-up Shelf Registrable Securities which such Holder shall have requested be so included.

                  (b) Each Top-up Shelf Registration Statement shall cover the offer and sale of the Top-up Shelf Registrable Securities in accordance with the methods of distribution included in the Plan of Distribution substantially in the form attached hereto. The Plan of Distribution shall be included in each Top-up Shelf Registration Statement and shall not be modified without the written consent of the holders of a majority of the Registrable Securities.

         3.3      Piggy-Back Registration Statements.

                  (a) Whenever the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Common


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Stock for the Company's own account (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company) or for the account of any holder of Common Stock (the "Initiating Holder") and on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (i) give written notice at least fifteen (15) Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of its right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and
(ii) at the written request of any such Holder given to the Company within eight (8) Business Days after such Holder's receipt of written notice from the Company, include among the securities covered by such registration statement the number of Registrable Securities which such Holder (the "Requesting Holder") shall have requested be so included (subject, however, to reduction in accordance with Section 3.3(b)).

                  (b) Each Holder of Registrable Securities desiring to participate in an offering pursuant to Section 3.3(a) may include shares of Common Stock in any registration statement relating to such offering to the extent that the inclusion of such shares of Common Stock shall not reduce the number of shares of Common Stock to be offered and sold by the Company or any Initiating Holder pursuant thereto. If the lead managing underwriter selected for an underwritten offering pursuant to Section 3.3(a) determines that marketing factors require a limitation on the number of shares of Common Stock to be offered and sold by Requesting Holders in such offering, there shall be included in the offering only that number of shares of Common Stock, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Common Stock that the Company desires to sell for its own account or that the Initiating Holder desires to sell for its own account, as the case may be. In such event and provided the lead managing underwriter has so notified the Company in writing, the shares of Common Stock, including the Registrable Securities, to be included in such offering shall be allocated in accordance with the following priorities: first, among the shares of Common Stock proposed to be included for the account of the Company or the Initiating Holder, as the case may be; second, on a pro rata basis with respect to (A) the Registrable Securities held by all Requesting Holders based on the number of Registrable Securities that each Requesting Holder has requested to be so included and (B) the shares of Common Stock held by holders of registration rights pursuant to the Agreement and Plan of Merger dated as of October 4, 2000, among the Company, The Fielding Pharmaceutical Company and the other persons named therein who have requested such shares to be so included; and third, among


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the shares of Common Stock held by holders of any other Common Stock in accordance with the terms of their respective registration rights, if any.

                  (c) Nothing in this Section 3.3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3.3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                  (d) No Holder of Registrable Securities may participate in any underwritten offering pursuant to this Section 3.3 unless such Holder
(i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  (e) In the case of an underwritten offering of Common Stock in which the Holders have the right to participate pursuant to this
Section 3.3, each Holder which holds, together with such Holder's affiliates, Registrable Securities representing more than 1% of the outstanding Common Stock (assuming conversion of all outstanding Notes) shall agree, if requested in writing by the managing underwriter of such underwritten offering, not to effect any public sale or distribution of such Registrable Securities or any Notes held by such Holder during the seven (7) days prior to and up to ninety
(90) days after the effective date of the registration statement covering such underwritten offering, provided that if directors and officers of the Company holding Common Stock generally are subject to hold-back restrictions of shorter duration, such shorter periods shall apply to such Holder. If requested in writing by the managing underwriter of such underwritten offering, such Holder shall enter into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

         3.4 Registration Procedures. When the Company causes the registration of the Registrable Securities pursuant to a Registration Statement, the Company shall:

                  (a) subject to the terms of Section 4, use its reasonable best efforts to keep any Shelf Registration Statement continuously effective during the Shelf Registration Period in order to permit the Prospectus forming a part thereof to be usable and deliverable by the Holders for the Shelf Registration Period;


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                  (b)      use its reasonable best efforts to cause the
Registered Securities to be registered and qualified under the securities laws of such jurisdictions as shall reasonably be requested by the Holders to enable them to consummate the sale or disposition of the Registered Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation or to file a general consent to service of process in any such jurisdiction in which it is not otherwise required to do so;

                  (c) furnish to each Holder, as applicable, without charge, such number of copies of each preliminary prospectus and of the Prospectus as such Holder may reasonably request in order to facilitate the sale or disposition of the Registered Securities;

                  (d) subject to the requirements of Section 4(b), if at any time when a prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Registered Securities, an event occurs or a fact exists as a result of which it is necessary, in the opinion of the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus to comply with the regulations of the Commission thereunder, (i) promptly notify each Holder of the occurrence of such event or existence of such fact or requirements and, consistent with the terms of Section 4, direct each Holder to cease making offers and sales of the Registered Securities pursuant to the Registration Statement or deliveries of the Prospectus contained therein for any purpose and
(ii) prepare and file with the Commission in a timely manner such amendment or supplement as may be necessary or appropriate to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements;

                  (e) promptly notify each Holder when the Registration Statement or any post-effective amendment to the Registration Statement shall have become effective, or when any supplement to the Prospectus or any amended Prospectus shall have been filed, and furnish to each Holder copies of any amendment of or supplement to the Prospectus so that, as thereafter delivered to purchasers of the Registered Securities, the Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing;


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                  (f)      promptly notify the Holders of (i) the issuance by
the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Registered Securities for offer or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, and (ii) the lifting of any such order or suspension or resolution of any such proceedings that permits the resumption of offers and sales of the Registered Securities;

                  (g) provide a transfer agent and registrar for all the Registered Securities covered by any Registration Statement not later than the effective date of such Registration Statement;

                  (h) promptly after the filing thereof with the Commission, and for so long as the Common Stock is listed on the Nasdaq National Market ("Nasdaq"), file copies of the Prospectus with Nasdaq;

                  (i) comply with the requirements of the Securities Act and the Exchange Act applicable to issuers so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution thereof; and

                  (j) provide counsel to the Holders with a reasonable opportunity to review and comment on each Registration Statement before such Registration Statement is filed with the Commission.

4.       Agreements of Holders.

                  (a) As a condition to the Company's obligation under this Agreement to cause the Shelf Registration Statements to be filed and the Registrable Securities of any Holder to be included in any Registration Statement, such Holder shall provide to the Company, in writing, with such information, including, without limitation, the information required by Items 507 and 508 of Regulation S-K under the Securities Act (or any successor provisions), as may reasonably be required by the Company in order to comply with applicable provisions of the Securities Act and the Exchange Act in connection with any registration of Registrable Securities.

                  (b) If at any time when a Prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Registered Securities of a Holder, an event occurs or a fact exists affecting the Plan of Distribution as it relates to such Holder or affecting the information provided by such Holder pursuant to Section 4(a) hereof, such that it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at


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

the time the Prospectus is delivered to a purchaser, then such Holder shall (i) promptly notify the Company of the occurrence of such event or existence of such fact and (ii) provide the Company with such information as may be necessary for the Company to comply with its obligations as set forth in
Section 3.4(d) hereof.

                  (c) Each Holder agrees that it shall not make offers of or sell the Registered Securities pursuant to any Registration Statement or make deliveries of the Prospectus contained therein for any purpose (i) after receipt by such Holder of the notice to cease making such offers and sales and such deliveries which is furnished by the Company pursuant to Section 3.4(d) until delivery by the Company to such Holder of copies of any amendment of or supplement to the Prospectus pursuant to Section 3.4(e) or (ii) after receipt by such Holder of the notice furnished by the Company pursuant to Section 3.4(f)(i) until delivery by the Company to such Holder of the notice referred to in Section 3.4(f)(ii).

                  (d) Each Holder agrees that it shall not offer the Registered Securities in transactions to cover short sales.

5.       Registration Expenses.

                  (a) The Company shall pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including the following:

                           (i) expenses related to the preparation and printing of each Registration Statement (including financial statements and exhibits), any preliminary prospectuses and the Prospectus, and the cost of furnishing copies thereof to the Holders, as the case may be;

                           (ii)     all Commission, self-regulatory
         organization, stock exchange and other registration and filing fees and listing fees;

                           (iii) expenses related to the preparation, printing and distribution of certificates representing the Registered Securities and other documents relating to the Company's performance of and compliance with the terms of this Agreement;

                           (iv) the fees and disbursements of the Company's counsel and independent accountants; and

                           (v) expenses related to the qualification of the Registered Securities under United States and other applicable securities laws.

                  (b) Each Holder shall pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by such Holder,


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

including any stock transfer taxes payable upon the sale of such Registered Securities to the purchasers thereof, any discounts or commissions payable to brokers, dealers or agents in connection therewith, and the fees and disbursements of counsel to such Holder.

6.       Indemnification; Contribution.

         6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, agents, partners, trustees and stockholders and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such Holder or other indemnified party furnished in writing to the Company by such Holder or other indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company shall indemnify the underwriters thereof, their officers, directors, agents, partners, trustees and stockholders and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. Notwithstanding the foregoing provisions of this Section 6.1, the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) under the indemnity agreement in this Section 6.1 for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other Person in accordance with this Agreement.


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

         6.2 Indemnification by the Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and any underwriter, as the case may be, and their respective directors, officers, agents, partners, trustees, stockholders and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred), incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement, any Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of the Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein; provided, however, that the liability of each Holder hereunder shall not in any event exceed the net proceeds (after deduction of underwriting discounts and commissions and offering expenses payable by such Holder) received by such Holder from the sale of Registrable Securities covered by the applicable Registration Statement.

         6.3 Indemnification Proceedings. Any Person entitled to indemnification under Section 6.1 or Section 6.2 agrees to give prompt written notification to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement; provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to Section 6.1, Section 6.2 or
Section 6.4 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure; provided, further, that if the indemnified party shall fail to provide such notice to the indemnifying party, then the indemnifying party shall not be required to pay the costs and expenses of such indemnified party incurred by such indemnified party during the period commencing on the date such indemnified party was required to provide such notice to the indemnifying party and ending on the date that the indemnifying party has knowledge of such action, suit, proceeding or investigation. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim. In the event of such a conflict of interest, the indemnifying party shall not be liable for the fees and expenses of (a) more than one counsel for all Holders of Registrable Securities who are indemnified parties, which counsel shall be selected by the Holders of a majority of the Registrable Securities covered by the applicable Registration Statement who are indemnified parties (and which selection shall be reasonably satisfactory to the Company), (b) more than one counsel for any underwriters or (c) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In the event of such a conflict of interest, the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels, provided that the indemnifying party shall not be liable for the fees and expenses of (a) more than one counsel for all Holders of Registrable Securities who are indemnified parties, which counsel shall be selected by the Holders of a majority of the Registrable Securities covered by the applicable Registration Statement who are indemnified parties (and which selection shall be reasonably satisfactory to the Company), (b) more than one counsel for any underwriters or (c) more than one counsel for the Company in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligations set forth in Section 6.1 or Section 6.2. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party, which consent shall not be unreasonably withheld or delayed.

         6.4 Contribution. If the indemnification from the indemnifying party provided for in Section 6.1 or Section 6.2 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that the liability of each Holder hereunder shall not in any event exceed the net proceeds (after deduction of underwriting discounts and commissions and offering expenses payable by such Holder) received by such Holder from the sale of Registrable Securities covered by the applicable Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 6.3, any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         6.5      Other Liability. The provisions of Sections 6.1, 6.2, 6.3 and
6.4 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

7.       Miscellaneous.

         7.1 Assignment. The registration rights contained in Section 3 may be transferred by a Holder in connection with the transfer by such Holder of the Registrable Securities to which such registration rights relate. As a condition to the effectiveness of any such transfer of registration rights hereunder, the transferee shall execute a counterpart of, and shall become a party to, this Agreement.

         7.2      Reports Under the Exchange Act. The Company agrees to:

                  (a) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act; and

                  (b) furnish to any Holder promptly upon request a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act.

         7.3 Mergers, etc. The Company agrees that, as a condition to any merger, consolidation or the sale of all or substantially all of its assets in exchange for securities of another company, it shall use its commercially reasonable efforts in light of the circumstances then existing to require the surviving, consolidated or purchasing corporation to enter into an agreement to register the securities of such surviving, consolidated or purchasing corporation, to be received by the Holders, on substantially the same terms and provisions as are provided in this Agreement.

         7.4 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or in any way shall limit the registration rights granted to the Holders in this Agreement without the consent of the Holders of a majority of the Registrable Securities.

         7.5 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Eastern time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

                  To the Company:

                  8320 Guilford Road
                  Columbia, Maryland  21046
                  Attn: Chief Executive Officer
                  Telecopy: (301) 854-3902
                  with a copy (which shall not constitute notice) to:

                  Novavax, Inc.
                  8320 Guilford Road
                  Columbia, Maryland  21046
                  Attn: Ann P. McGeehan, Esq.
                        Vice President and General Counsel
                  Telecopy: (301) 854-3902

                  To King:

                  501 Fifth Street
                  Bristol, Tennessee 37620
                  Attn: Executive Vice President of Legal Affairs
                        and General Counsel
                  Telecopy: (423) 989-6282

                  with a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  8300 Greensboro Drive
                  McLean, Virginia  22102
                  Attn: Richard T. Horan, Jr.
                        Thomas E. Repke
                  Telecopy: (703) 610-6200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notice to any other Holder shall be addressed to such Holder at the address set forth for such Holder in the Company's records or at such other address and to the attention of such other Person as such Holder may designate by written notice to the Company.

         7.6 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         7.7 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

         7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         7.10 Entire Agreement; Amendment. This Agreement, the December 2000 Note Purchase Agreement, the September 2001 Note Purchase Agreement, the June 2002 Note Purchase Agreement and the Amended and Restated Investor Rights Agreement (as defined in the June 2002 Note Purchase Agreement), contain the entire agreement among the parties with respect to the transactions contemplated herein, and supersede all prior written agreements and negotiations and oral understandings, if any, with respect to their subject matter, including, without limitation, the Registration Rights Agreement dated as of December 19, 2000 between the Company and King, the Amended and Restated Registration Rights Agreement dated as of September 7, 2001 between the Company and King and the Investor Rights Agreement, as amended, dated as of December 19, 2000 between the Company and King. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of a majority of the Registrable Securities; provided, that if any such amendment, modification or waiver would adversely affect any Holder of Registrable Securities relative to the Holders of Registrable Securities voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the Registrable Securities held by all Holders so adversely affected; and provided further that if such amendment, modification or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver. No other course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or under the Notes or the Company's certificate of incorporation shall operate as a waiver of any rights of any such Holder.

         7.11     Jurisdiction; Venue.

                  (a) Each of the Company and King hereby waives personal service of any process upon it in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby covenants and agrees that all such service of process may be made in the manner set forth in Section 7.5 with the same effect as though served on it personally.

                  (b) The Company hereby covenants and agrees that any suit, action or proceeding initiated by the Company against King, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Tennessee. In the event of any such suit, action or proceeding initiated by the Company each of the Company and King hereby submits to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Tennessee and hereby waives any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. The Company hereby irrevocably designates CT Corporation in the State of Tennessee (the "Tennessee Process Agent") as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Tennessee in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Tennessee Process Agent shall be deemed complete upon delivery thereof to the Tennessee Process Agent, provided that, in the case of any such service upon the Tennessee Process Agent, King shall also deliver a copy thereof to the Company in accordance with the notice provision set forth in Section 7.5. The Company shall take all such action as may be necessary to continue the appointment of the Tennessee Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Tennessee Process Agent," so that the Company shall at all times have an agent for service for the foregoing purposes in the State of Tennessee.

                  (c) King hereby covenants and agrees that any suit, action or proceeding initiated by King against the Company, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Maryland. In the event of any such suit, action or proceeding initiated by King, each of the Company and King hereby submits to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Maryland and hereby waives any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. King hereby irrevocably designates CT Corporation in the State of Maryland (the "Maryland Process Agent"), as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Maryland in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Maryland Process Agent shall be deemed complete upon delivery thereof to the Maryland Process Agent, provided that in the case of any such service upon the Maryland Process Agent, the Company shall also deliver a copy thereof to King in accordance with the notice provision set forth in

Section 7.5. King shall take all such action as may be necessary to continue the appointment of the Maryland Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Maryland Process Agent," so that King shall at all times have an agent for service for the foregoing purposes in the State of Maryland.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.


                                      COMPANY:

                                      NOVAVAX, INC.



                                      By:    /s/ John Spears
                                         --------------------------------------
                                      Name:  John  Spears
                                           ------------------------------------
                                      Title: President & CEO
                                            -----------------------------------


                                      KING:

                                      KING PHARMACEUTICALS, INC.



                                      By:    /s/ John A. A. Bellamy
                                         --------------------------------------
                                      Name:  John A. A. Bellamy
                                           ------------------------------------
                                      Title: Executive Vice President and
                                            -----------------------------------
                                             General Counsel
                                            -----------------------------------

                                   EXHIBIT A

                              PLAN OF DISTRIBUTION

         Shares may be sold or distributed from time to time by the selling stockholders named in this prospectus and, to the extent permitted by their registration rights agreement with the Company, by their donees or transferees and their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

         The selling stockholders may offer their shares at various times in one or more of the following transactions:

                  - in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

                  - in transactions involving cross or block trades or otherwise on the Nasdaq National Market or any national securities exchange on which the Common Stock is listed;

                  - in transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

                  - in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

                  - through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

                  -        in privately negotiated transactions; or

                  - in a combination of any of the foregoing transactions.

         The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act.

         From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

         A selling stockholder may enter into hedging transactions with broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

         The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

         If a selling stockholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.


                              Exhibit A - Page 2

         We have informed the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

         Under the Company's registration rights agreement with the selling stockholders, the Company is required to bear the expenses relating to this offering, excluding any underwriting discounts or commissions, stock transfer taxes and fees and disbursements of counsel to the selling stockholders.

         The Company has agreed to indemnify the selling stockholders and their respective controlling persons against certain liabilities, including certain liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale by the selling stockholders of the shares offered by this document.

         This offering by any selling stockholder will terminate on the date specified in the selling stockholder's registration rights agreement with the Company, or, if earlier, on the date on which the selling stockholder has sold all of such selling stockholder's shares.


                              Exhibit A - Page 3